EXHIBIT 21

             SUBSIDIARIES OF SAFEGUARD SCIENTIFICS, INC.

          Exclusive of inactive subsidiaries and companies in which Registrant holds a minority interest, Registrant as of March 23, 1995 had the following subsidiaries:

                    PLACE OF
          NAME                                           INCORPORATION
          ----                                           -------------

Safeguard Scientifics (Delaware), Inc.                      Delaware

       CompuCom Systems, Inc.                               Delaware
          CompuCom Properties, Inc.                         Delaware
          The Computer Factory Inc.                         New York
          ClientLink, Inc.                                  Delaware
          International Micronet Systems                    California

       Pioneer Metal Finishing, Inc.                        Delaware

       Premier Solutions Ltd.                               Pennsylvania

       Safeguard International Group, Inc.                  Delaware
          Safeguard Finanzierungen & Beteiligungen A.G.     Austria

       Safeguard Technologies, Inc.                         Delaware

       SSI Management Company, Inc.                         Delaware

       Tangram Enterprise Solutions, Inc.                   Pennsylvania

       Technology Leaders Management, Inc.                  Delaware

       XL Realty Corp.                                      Delaware